EXHIBIT 5
                                                                       ---------

                                      July 23, 2003

Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut  06702

Gentlemen and Ladies:

                  We are acting as special counsel to Webster Financial Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8, (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the proposed offering of up to an additional 2,200,000 shares of the Company's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by the Company pursuant to the Webster Financial Corporation Amended and Restated 1992 Stock Option Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. The Plan and all amendments thereto, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of the Company adopted on April 23, 2001, February 26, 2003 and March 20, 2003 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Plan and the amendments thereto and the issuance of the Shares thereunder.

                  6. Minutes from the Annual Meeting of Shareholders of the Company on April 24, 2003 at which the shareholders approved the amendments to the Plan and the issuance of additional Shares thereunder, as certified by the Secretary of the Company on the date hereof.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

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                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the effectiveness of the Registration Statement,
(ii) issuance of the Shares pursuant to the terms of the Plan and (iii) receipt by the Company of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid and non-assessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Hogan & Hartson LLP

                                            HOGAN & HARTSON L.L.P.